EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended May 21, 2010

May 21, 2010	Weekly ROR1	Month-to-Date ROR1	Year-to-Date ROR1
Class A Units	-1.9%	-3.7%	-5.5%
Class B Units	-1.9%	-3.7%	-5.7%
Legacy 1 Class Units	-1.7%	-3.4%	-4.8%
Legacy 2 Class Units	-1.7%	-3.4%	-4.9%
Global 1 Class Units	-2.1%	-2.6%	-4.8%
Global 2 Class Units	-2.1%	-2.6%	-5.0%
Global 3 Class Units	-2.2%	-2.7%	-5.7%

S&P 500 Total Return Index2	-4.2%	-8.2%	-1.7%
Barclays Capital U.S. Long Government Index2	3.0%	5.9%	9.9%
1	Subject to independent verification.
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary
Agriculturals/Softs
Sector/Market	Price Action	Cause
Corn markets	Increase	Poor weather conditions in China and Eastern Europe created an increase in demand and caused prices to rise.
Soybean markets	Decrease	Liquidations caused by downturns in the equity markets
Sugar markets	Increase	U.S. dollar weakness

Grant Park’s longer-term trading advisors are predominantly short the agriculturals/softs sector.  Grant Park’s shorter-term trading advisors are also predominantly short the sector.

Currencies
Sector/Market	Price Action	Cause
Euro	Increase	Rumors the European Central Bank would intervene in the financial systems of several smaller, distressed European nations
Australian and New Zealand dollars	Decrease	Liquidations caused by increased risk-aversion and declines in a variety of commodity markets

Grant Park’s longer-term trading advisors are predominantly long the currency sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Energy
Sector/Market	Price Action	Cause
Crude oil	Decrease	Waning investor sentiment fostered by concerns about the global economy
Natural gas	Decrease	Reports showed increased U.S. drilling activity, combined with forecasts of weak, on-going demand

Grant Park’s longer-term trading advisors are predominantly short the energy sector.  Grant Park’s shorter-term trading advisors are predominantly long the sector.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Equities
Sector/Market	Price Action	Cause
Global equity markets	Decrease	Higher-than-expected U.S. unemployment estimates and uncertainty regarding the European economy

Grant Park’s longer-term trading advisors are predominantly long the equities sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Fixed Income
Sector/Market	Price Action	Cause
U.S. Treasury markets	Increase	Weakness in the global equity markets
Bunds	Increase	Safe-haven buying triggered by Germany’s decision to ban short-selling of some European debt

Grant Park’s longer-term trading advisors are predominantly long the fixed income sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Metals
Sector/Market	Price Action	Cause
Precious metals	Decrease	Selling by large investors to generate cash to offset losses in other markets
Base metals	Decrease	Declining demand due to downward moves in the equity markets

Grant Park’s longer-term trading advisors are predominantly long the metals sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Indices Overview 2
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.